UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                               SEPTEMBER 24, 2004

                          ----------------------------

                               PUREZZA GROUP, INC.
               (Exact name of registrant as specified in charter)


                                     FLORIDA
         (State or other Jurisdiction of Incorporation or Organization)


             333-85306                                65-1129912
      (Commission File Number)              (IRS Employer Identification No.)


                       936A Beachland Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 8.01  OTHER EVENTS

      On September 24, 2004, Purezza Group, Inc. ("Company") entered into a Letter of Intent to acquire Puda Investment Holding Limited, a company incorporated under the laws of the British Virgin Islands ("Puda"). Puda is the holding company of Shanxi Puda Resources ("Shanxi"), a company formed in June 1995 and currently headquartered in Taiyuan City, Shanxi province, China.

      Under the transactions contemplated under the Letter of Intent, the Company will acquire all of the issued and outstanding shares of Puda's capital stock from Puda's existing stockholders ("Puda Stockholders"). In the exchange, the Company will issue shares of its common stock to the Puda Stockholders in such amount so that, immediately after giving effect to the acquisition, the Puda Stockholders will own in the aggregate 90% of the Company's issued and outstanding shares of common stock. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Puda Stockholders and that such Board will include one member to be designated by Keating Reverse Merger Fund, LLC, the current principal shareholder of the Company.

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

      The Company's completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement and the delivery of financial statements of Puda and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States of America. Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close in December 2004. However, there can be no assurances that the acquisition will be completed.

      The Company is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Company would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

      Shanxi was formed in June, 1995 in Taiyuan City, Shanxi province, China by Ming Zhao. Shanxi focuses on high value added coal processing products - coal coke and coal washing products. Shanxi processes crude coal by using its water-supported technology, and produces coal coke product. Currently, Shanxi is the top coal washing product producer and supplier in Shanxi province, and the third largest producer in China after Shengmei Group and China Coal Group, which belong to Chinese government.

      Shanxi's current major customers are: Taiyuan Iron & Steel (Group) Co., Ltd., which is an iron and steel complex producing steel plate and stainless steel; Baotou Iron and Steel (Group) Company, Limited, which is a production base of iron and steel; and Beijing Coal Coke Chemical Corporation, which is a coal gas supplier in Beijing.

      Shanxi province has the biggest coal reserves in China, and commands more than 50% of coal production in China.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PUREZZA GROUP, INC.
                                     (REGISTRANT)


Date: September 27, 2004           By: /s/ Kevin R. Keating
                                       -----------------------------------------
                                       Kevin R. Keating, President and Secretary